U.S. XPRESS ENTERPRISES, INC. LETTER OF TRANSMITTAL FORM TO ACCOMPANY CERTIFICATES FORMERLY REPRESENTING SHARES OF CLASS A COMMON STOCK OF U.S. XPRESS ENTERPRISES, INC.

			2	SUBSTITUTE FORM W-9
Effective October 12, 2007, New Mountain Lake Acquisition Company, a Nevada corporation ("NMLAC") and wholly owned subsidiary of New Mountain Lake Holdings, LLC, a Nevada limited liability company (“Holding Company”), was merged (the “Merger”) with and into U.S. Xpress Enterprises, Inc., a Nevada corporation ("U.S. Xpress"), with U.S. Xpress as the corporation surviving such Merger (the "Surviving Company"). This Letter of Transmittal Form must accompany your certificate(s) representing shares of U.S. Xpress stock in order to exchange those shares for the $20.10 per share cash payment. See instructions on the reverse side.
PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.
I/we, the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of U.S. Xpress stock represented by the enclosed certificates at the Effective Time of the Merger, have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here. >

Under penalties of perjury. I certify that:
1.  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3.  I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

			Signature:		Date:

			3 List only certificate(s) surrendering here.	Certificate No(s).	Number of Shares
1 Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of Shareholder	Date	Daytime Telephone #
TOTAL CERTIFICATED SHARES
X
Signature of Shareholder	Date	Daytime Telephone #	4 Certificated Shares Presented

If you cannot produce some or all of your certificates representing shares of U.S. Xpress stock, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.
Please complete the back if you would like to transfer ownership or request special mailing.

5 AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY		Investor ID Number
THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include Apostille seal or legal equivalent.
TOTAL SHARES LOST >
Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed

By signing this form I/We or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/We or myself/ourselves, at any time, find the securities.

I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), LaSalle Bank, N.A., New Mountain Lake Acquisition Company, New Mountain Lake Holdings, LLC and U.S. Xpress Enterprises, Inc. and all of their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (shareholder)		on this (date)
	(Deponent) (Indemnitor) (Heirs Individually)		Month	Day	Year

Social Security #	Date	Notary Public

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:
●	Enter number of share(s) lost ______________________ X(Cash Rate) $20.10= $_________________share value
●
If the share value exceeds $500,000 or if the shareholder is foreign and the value is over $100,000 do not complete this affidavit.  Complete on the Transmittal Form and contact LaSalle Bank, N.A. regarding the lost certificate(s).

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.
●	The surety premium equals 1% (.01) of the share value noted in line 1 above: $ ______________________ X(1%) or (.01) = $ ______________________ Surety Premium

3. Add the service fee based on the share value fee guide noted below.….................................................$ ______________________ Service Fee
●	If the share value is less than or equal to $250.00, the Service Fee = $50.00
●	If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00
●	If the share value is greater than $3,000.00, the Service Fee = $200.00

4. Total amount due (add lines 2 & 3)….............................................................................................................$ ______________________ Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to LaSalle Bank, N.A.

6			7
Special Transfer Payment Instructions			Special Mailing Instructions

If you want your check for cash to be issued in another name, fill in this section with the information for the new account name.		Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail check(s) to:

Name (Please Print First, Middle & Last Name)		(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address	(Number and Street)	(Name of Guarantor - Please Print)	Address	(Number and Street)

(City, State & Zip Code)		(Address of Guarantor Firm)

(Tax Identification or Social Security Number)			(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

1
Sign, date and include your daytime telephone number in this Transmittal Form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

2
PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that LaSalle Bank, N.A. may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

3	Your certificate number(s) and share(s) and/or the total Certificated Shares you hold are shown in Box 3.

4	Please indicate the total number of certificated share(s) of U.S. Xpress stock you are presenting in Box 4.

5
If you cannot produce some or all of your certificates representing shares of U.S. Xpress stock, you must obtain a lost instrument open penalty surety bond and file it with LaSalle. To do so through LaSalle’s program with Federal Insurance Company, complete Box 5 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company.  In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay LaSalle its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

6	If you want your check for cash to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

7	Complete Box 7 only if your check for cash is to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT LASALLE BANK, N.A.

By Telephone - 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
                            1-866-241-9993 (Toll Free)
From outside the U.S.:
                         1-201-680-6654 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:

LaSalle Bank, N.A.	LaSalle Bank, N.A.
Attn: Corporate Action Dept, 27th Floor	Attn: Corporate Action Dept, 27th
P.O. Box 3344	Floor 480 Washington
South Hackensack, NJ 07606	Boulevard Jersey City, NJ 07310

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE LASALLE BANK NATIONAL ASSOCIATION, WHICH IS ACTING AS THE PAYING AGENT ON BEHALF OF U.S. XPRESS ENTERPRISES, INC. (IN SUCH CAPACITY, THE "PAYING AGENT")--Social Security numbers have nine digits separated by two hyphens:  i.e., 000-00-0000.  Employer identification numbers have nine digits separated by only one hyphen:  i.e., 00-0000000.  The table below will help determine the number to give the Paying Agent.

FOR THIS TYPE OF ACCOUNT:		GIVE THE NAME AND SOCIAL SECURITY NUMBER OF--	FOR THIS TYPE OF ACCOUNT:	GIVE THE NAME AND EMPLOYEE IDENTIFICATION NUMBER OF—

1. Individual		The individual	6. Sole proprietorship	The owner (3)

2. Two or more individuals (joint account)		The actual owner of the account or; if combined funds, any one of the individuals(1)	7. A valid trust, estate, or pension trust	Legal entity (1)

3. Custodian account of a minor (Uniform Gift to Minor Act)		The minor (2)	8. Corporate	The corporation

4. a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)	9. Association, club, religious, charitable, educational or other tax- exempt organization	The organization

b.	So-called trust account that is not a legal or valid trust under State law	The actual owner (1)	10. Partnership	The partnership

5. Sole proprietorship		The owner (3)	11. A broker or registered Nominee	The broker or nominee

			12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

2)	Circle the minor's name and furnish the minor's social security number.

3)
You must show your individual name, but you may also enter your business or "doing business as" name.  You may use either your social security number or employer identification number (if you have one).

4)
List first and circle the name of the legal trust, estate, or pension trust.  (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on payments made in connection with the offer include the following:

•	A corporation.

•	A financial institution.

•	An organization exempt from tax under section 501(a), or an individual retirement plan.

•	The United States or any agency or instrumentality thereof.

•	A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.

•	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.  FILE THIS FORM WITH THE PAYING AGENT, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYING AGENT.  IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYING AGENT A COMPLETED INTERNAL REVENUE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING).

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to the Paying Agent who must report the payments to the IRS.  The IRS uses the numbers for identification purposes.  The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws.  The Paying Agent must be given the numbers whether or not recipients are required to file tax returns.  The Paying Agent must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to the Paying Agent.  Certain penalties may also apply.

PENALTIES

1)
PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.  If you fail to furnish your taxpayer identification number to the Paying Agent, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2)
CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.  If you make a false statement with no reasonable basis, which results in no imposition of backup withholding, you are subject to a penalty of $500.

3)	CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

4)
MISUSE OF TAXPAYER IDENTIFICATION NUMBERS.  If the Paying Agent discloses or uses taxpayer identification numbers in violation of Federal law, the Paying Agent may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
OR THE INTERNAL REVENUE SERVICE.

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